UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2015

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada		89701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2015, Del Toro Silver Corp. (“our company”) entered into a convertible loan agreement with Patrick Fagen (“Mr. Fagen”), a director and officer of our company. Under the terms of the convertible loan agreement, Mr. Fagen agreed to loan our company the sum of US$7,500, which was advanced to our company on September 24, 2015. The principal amount of the loan plus any accrued and unpaid interest shall be due and payable in full one year from the advancement date. Mr. Fagen may provide our company with written notice of conversion at any time to exercise his rights of conversion in respect of either a portion of or the total outstanding amount of this loan plus accrued interest as of that date into shares of our company at the price of US$0.02 per share. The loan shall bear interest at a rate of 8% per annum.

On October 28, 2015, our company entered into a convertible loan agreement with Mr. Fagen. Under the terms of the convertible loan agreement, Mr. Fagen agreed to loan our company the sum of US$5,000, which was advanced to our company on October 28, 2015. The principal amount of the loan plus any accrued and unpaid interest shall be due and payable in full one year from the advancement date. Mr. Fagen may provide our company with written notice of conversion at any time to exercise his rights of conversion in respect of either a portion of or the total outstanding amount of this loan plus accrued interest as of that date into shares of our company at the price of US$0.018 per share. The loan shall bear interest at a rate of 8% per annum.

On December 23, 2015, our company entered into a convertible loan agreement with Mr. Fagen. Under the terms of the convertible loan agreement, Mr. Fagen agreed to loan our company the sum of US$2,000, which was advanced to our company on December 23, 2015. The principal amount of the loan plus any accrued and unpaid interest shall be due and payable in full one year from the advancement date. Mr. Fagen may provide our company with written notice of conversion at any time to exercise his rights of conversion in respect of either a portion of or the total outstanding amount of this loan plus accrued interest as of that date into shares of our company at the price of US$0.0065 per share. The loan shall bear interest at a rate of 8% per annum.

Item 3.02	Unregistered Sales of Equity Securities

On January 7, 2016, we issued 1,246,000 common shares in the capital of our company. The securities were issued in connection with the conversion of a portion of a $51,500 convertible note dated October 21, 2013. We issued the securities to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

10.1	Convertible Loan Agreement with Patrick Fagen dated September 24, 2015.

10.2	Convertible Loan Agreement with Patrick Fagen dated October 28, 2015.

10.3	Convertible Loan Agreement with Patrick Fagen dated December 23, 2015.

10.4	Securities Purchase Agreement dated October 21, 2013 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2013).

10.5	Convertible Promissory Note dated October 21, 2013 (incorporated by reference to our Current Report on Form 8-K filed on October 31, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	January 13, 2016